REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 12, 1997, is between Country Star Restaurants, Inc., a Delaware corporation (the "Company"); and Cameron Capital Ltd. ("Cameron") and the other parties who may execute and deliver counterpart signature pages to this Agreement from time to time (who are referred to collectively with Cameron as the "Investors").

                                    RECITALS

      A. The Investors have agreed to lend certain monies to the Company pursuant to that certain Loan and Security Agreement dated as of February 12, 1997 (the "Loan Agreement") provided that, among other things, certain registration rights are granted to the Investors.

      B. Pursuant to the Loan Agreement, the Company: (i) has issued to Cameron a Common Stock purchase warrant (the "Cameron Warrant") and a Term Loan Note that is convertible into Common Stock (the "Convertible Note"); and (ii) is obligated to issue additional Common Stock purchase warrants to Investors making additional advances under the Loan Agreement (together with the Cameron Warrant, the "Warrants").

      C. The Company deems it desirable to grant certain securities registration rights to the Investors in order to induce the Investors to lend it certain monies pursuant to the Loan Agreement.

                                    AGREEMENT

      In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Common Stock of the Company.

            "Holders" means the holders of Registrable Shares who are parties to this Agreement or successors or assigns or subsequent holders of the Registrable Shares.

            "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

            "Registrable Shares" means, at any time, any shares of Common Stock issued or issuable upon conversion of the Convertible Note or exercise of the Warrants, and any shares of Common Stock issued as, or issued or issuable directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of the Convertible Note, Warrants or other Registrable Shares; provided, however, that Registrable Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144, promulgated under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire such Registrable Shares (by conversion, exercise or otherwise), whether or not such acquisition has actually been effected.

            "Registration  Expenses"  has the meaning  ascribed to it in Section
2.6 of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2. Securities Act Registration.

      2.1. Registration of Registrable Shares. The Company shall register under the Securities Act, at the Company's expense, all of the shares of Common Stock issuable upon the conversion in full of the Convertible Note and upon exercise of all of the Warrants (the "Registrable Shares") and in connection therewith shall file a registration statement with respect to the Registrable Shares (the "Registration Statement") with the Commission on or before the earlier of (i) 15 days after the Company files its annual report on Form 10-K or 10-KSB, and (ii) May 1, 1997. The Company shall cause the Registration Statement to become effective by no later than June 30, 1997. Notice of effectiveness of the Registration Statement shall be furnished promptly to the Investors. The Company shall maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act. The effectiveness of the Registration Statement shall be maintained with respect to the Registrable Shares until the later to occur of the second anniversary of the date of the respective Warrants and Convertible Note or such date as all of the Registrable Shares may be sold during any one period of three
(3) consecutive months pursuant to Rule 144 under the Securities Act or otherwise without registration.

      2.2. Amendments. The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.


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

      2.3. Notice. The Company shall notify each seller of Registrable Shares covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

      2.4. Prospectus. The Company shall furnish to the Investors such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of the Registrable Shares owned by the Investors.

      2.5. Blue Sky. The Company shall register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided, however, that the Company shall not be required in connection therewith, or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

      2.6. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses and compliance with federal, state and foreign securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system.

      2.7. Other Matters. (a) The Company shall provide a transfer agent and registrar for all Registrable Shares to be registered hereunder and a CUSIP number of all Registrable Shares, in each case not later than the effective date of such registration.

      (b) The Company will use its best efforts to cause the Registrable Shares to be duly approved for listing on The Nasdaq Stock Market on or prior to the effectiveness of the Registration Statement.


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

      (c) The Company will use its best efforts to maintain the listing of its Common Stock on The Nasdaq Stock Market, for at least a sixty (60) month period commencing on the Effective Date.

      (d) The Company will make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the Effective Date;

      (e) The Company will file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act.

      3. Indemnification.

      3.1. Indemnification by the Company. In the event that the Company registers under the Securities Act any of the Registrable Shares held by the Investors, the Company shall indemnify and hold harmless the Investors and each underwriter (if any) of such shares (including any broker or dealer through whom any of the shares may be sold) and each person, if any, who controls any of the Investors or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or the Securities Exchange Act or otherwise, and, except as hereinafter provided, shall reimburse the Investors and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such Registration Statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by that specific Investor (insofar as indemnification of that specific Investor is concerned) or any underwriter (insofar as indemnification of any such underwriter is concerned) relating thereto expressly for use therein. Promptly after receipt by the Investors or any underwriter or any person controlling any of them, as the case may be, of notice of a claim to which the foregoing indemnification applies, the Investors or such other persons shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Investors or such underwriter or controlling person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Investors or any underwriter or any such controlling persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless: (i) the employment of such counsel has been specifically authorized by the Company, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named


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

parties of any such action, suit or proceeding (including any impleaded parties) include both the person or persons seeking indemnification (the "indemnified person") and the Company and such indemnified person shall have been advised by its counsel that representation of the indemnified person and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified person). The Company shall not be liable to indemnify any person for any settlement by such person of any such action effected without the Company's consent.

      3.2. Indemnification by the Investors. Each Investor, severally and not jointly, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against all losses, claims, damages, expenses or liabilities or actions to which they or any of them become subject under the Securities Act or the Securities Exchange Act or otherwise, and shall reimburse the Company, its officers and directors and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims damages, expenses, liabilities or actions arise out of or are based upon any information relating to that specific Investor furnished by or on behalf of that specific Investor in writing specifically for inclusion in such
Registration Statement. Notwithstanding the above, the liability of each Investor under this Section 3.2 shall not exceed the proceeds (net of underwriting discounts or commissions) received by that Investor upon the sale of the Registrable Shares.

      3.3 Payment. Any losses, claims, damages, liabilities and reasonable expenses for which an indemnified party is entitled to indemnification under Sections 3.1 and 3.2 of this Agreement shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities and expenses are incurred.

      4. Representations, Warranties and Covenants of the Company. The Company hereby incorporates by reference all of its representations, warranties and covenants as set forth in the Loan Agreement.

      5. Representations and Warranties of the Investors.  Each of the Investors
hereby  incorporates  by  reference  all  of  its  respective   representations,
warranties and covenants as set forth in the Loan Agreement.

      6. Brokers. The Company hereby agrees to indemnify each Investor and holds each Investor harmless from any liability for any brokers' or finders' fee with respect to this Agreement or the transactions contemplated hereby for which the Company is responsible.

      7. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.


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

      8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the other party and any assignment in violation hereof shall be void. This Agreement, and all of each Investor's rights, remedies, obligations or liabilities arising hereunder or by reason hereof, may be assigned by that specific Investor.

      9. Governing Law; Choice of Forum. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the state of Illinois. The parties hereto hereby agree to the exclusive jurisdiction of the United States District Court of the Northern District of Illinois and the
State Courts of Illinois located in Cook County, Illinois and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute concerning the relationship between the Investors on the one hand and the Company on the other hand or the conduct of any party in connection with this Agreement or otherwise shall be heard only in the courts described above.

      10. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      11. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. However, in enforcing any party's rights under this Agreement it will be necessary to produce only one copy of this Agreement signed by the party to be charged.

      12. Notices. All notices, consents, waivers, and other communications under this Agreement must made in accordance with the terms of Section 12 of the Loan Agreement.

      13. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      14. Effect of Company's Noncompliance. Failure by the Company to comply with any of the above provisions shall constitute a default under the Loan Agreement.

                      [Signature Page Immediately Follows]


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

      This Agreement has been executed by the parties below to be effective as of the date set forth on the first page of this Agreement.

                                              COUNTRY STAR
                                              RESTAURANTS, INC.


                                              By: /s/ Robrt J. Schuster
                                                  ------------------------------


                                              Name: Robert J. Schuster
                                                    ----------------------------


                                              Title: CEO
                                                     ---------------------------

                                              INVESTORS:
                                              CAMERON CAPITAL LTD.


                                              By: /s/ N. Snelling
                                                  ------------------------------


                                              Name: N. Snelling
                                                    ----------------------------


                                              Title: CEO
                                                     ---------------------------


                                              /s/ Dan J. Rubin
                                              ----------------------------------
                                              Name of Investor


                                              By: /s/ Dan Rubin
                                                  ------------------------------

                                              Name: ____________________________

                                              Title: ___________________________

                [Signature Page to Registration Rights Agreement]


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